UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 23, 2016

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Effective February 23, 2016, the registrant (the “Company”) and Gregory B. Graves, Executive Vice President, Chief Financial Officer & Treasurer of the Company, entered into Amendment No 1 to the Severance Protection Agreement, dated May 13, 2011 (the “Amendment”), to change the retirement equity vesting provisions with respect to equity awards issued after January 1, 2014 by extending the qualifying retirement date until Mr. Graves turns 57. The amendment also provides for a minimum vesting period of 12 months following the date of award for equity awards granted after January 1, 2016. The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal period ending April 2, 2016 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: February 26, 2016	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel